UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2026

Hawkeye Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56332	83-0799093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7401 Carmel Executive Park Drive, Suite 315 Charlotte, NC	28226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 576-4953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 1.01      Entry Into a Material Definitive Agreement.

On June 3, 2026, Hawkeye Systems, Inc. (the “Company”) entered into a Subscription Agreement with Hawkeye Holdco LLC, a Wyoming limited liability company (“HH”) (the “Subscription Agreement”) for the sale of a Common Stock Purchase Warrant (the “Warrant”), dated June 3, 2026, by and between the Company and HH, granting HH the right to purchase 221,878,595 shares of Company common stock, at a purchase price of $.01 per share.

Under the terms of the Warrant, HH may exercise the purchase rights in the Warrant, in whole or in part, at any time or times on or before March 31, 2027, at an exercise price of $0.01 per share.

The foregoing descriptions of the Subscription Agreement and the Warrant are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02      Unregistered Sales of Equity Securities.

The information included in Item 1.01 above is incorporated by reference into this Item 3.02. The Warrant was offered and issued in reliance upon exemptions from registration provided by Section 4(a)(2) under the Securities Act and corresponding provisions of state securities laws.  Accordingly, none of the securities issued and to be issued related to the transactions included in Item 1.01, were or will be registered under the Securities Act as of their respective dates of issuance, and until registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

Item 8.01      Other Events.

On June 1, 2026, HH executed an Election to Convert (the “Election to Convert”) pursuant to that certain Convertible Promissory Note, dated as of April 1, 2026, by the Company to HH, with an original principal amount of $2,767,756 (the “Convertible Promissory Note”). Per the Election to Convert, HH elected to convert the entirety of the Convertible Promissory Note’s outstanding principal amount of $2,767,756 into 23,064,634 shares of Company common stock, at a conversion price of $0.12 per share.

Upon the sale of the Warrant, Steve Hall (“Hall”), as a holder of 2,000 shares of Company Series A Convertible Preferred Stock, par value $0.0001 per share, (“Preferred Stock”) was subject to a mandatory conversion of Preferred Stock (the “Mandatory Conversion”), in accordance with Section 6(a)(ii)(B) of the Certificate of Designation of Series A Convertible Preferred Stock of the Company, as filed with the Nevada Secretary of State on April 1, 2026. On June 3, 2026, Hall was issued 13,000,000 shares of Company common stock as a result of the Mandatory Conversion.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

10.1	Subscription Agreement, dated June 3, 2026, by and between Hawkeye Systems, Inc. and Hawkeye Holdco LLC.
10.2	Common Stock Purchase Warrant, dated June 3, 2026, by and between Hawkeye Systems, Inc. and Hawkeye Holdco LLC.
99.1	Press Release published on June 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKEYE SYSTEMS, INC.

Date: June 5, 2026	By:	/s/ Quinton Byron Hamlett
	Name:	Quinton Byron Hamlett
	Title:	Chief Financial Officer

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